Exhibit 10.16
FORM OF
CONSULTING AGREEMENT
          THIS CONSULTING AGREEMENT (this “Agreement”), is dated as of October 1, 2009, by and between Florida East Coast Industries, Inc. (the “Company”), and                                          (“Consultant”).
          WHEREAS, the Company desires to engage the services of Consultant upon the terms and subject to the conditions hereinafter set forth, and Consultant desires to accept such engagement.
          NOW, THEREFORE, for and in consideration of the premises, the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
          1. Consulting Period. This Agreement shall become effective on the date hereof and shall continue in effect until terminated in accordance with Section 5 hereof (the “Consulting Period”).
          2. Consulting Services. During the Consulting Period, Consultant shall consult with the Company and its subsidiaries as to strategic initiatives designed to enhance the value of the Company’s and its subsidiaries’ rail-related assets, which include, but are not limited to, monetization opportunities for the Company’s ownership interests in the 351-mile corridor of land and the Hialeah rail yard. The services provided by Consultant pursuant to this Agreement are hereinafter referred to as the “Services.”
          3. Independent Contractor.
          (a) Independent Contractor Status. Nothing in this Agreement shall be construed to constitute the Company and Consultant as partners or as joint venturers, as agent of the other, or as employer and employee. Consultant’s relationship to the Company during the Consulting Period shall only be that of an independent contractor and Consultant shall perform the Services as an independent contractor.
          (b) Exercise of Independent Judgment. The Company shall not, with respect to the Services, exercise or have the power to exercise such level of control over Consultant as would indicate or establish that a relationship of employer and employee exists between Consultant and the Company. Consultant shall have full and complete control over the manner and method of rendering the Services.
          (c) Inability to Bind. Consultant shall not have any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the Company or any of its subsidiaries, or to bind such entities in any manner, except as may be authorized in writing by the Board of Directors of the Company (the “Board”), and shall not make any contrary representation to any third party. Consultant shall not direct the work of any employee of the Company or make any management decisions on behalf of the Company.
          (d) No Right to Benefits. During the Consulting Period, Consultant shall not be entitled to, and shall make no claim to, rights or benefits afforded to the employees of the Company or any of its subsidiaries, including, without limitation, medical, dental, disability or unemployment insurance, workers’ compensation insurance, pension and retirement benefits, profit-sharing, or rights under any other benefit plan or program applicable to employees of the Company or any of its subsidiaries.
          4. Compensation. In consideration for Consultant’s performance of the services hereunder, Consultant shall receive a grant of restricted stock units with respect to the common shares of the Company (the “Equity Grant”), in the amount and on the terms and conditions set forth in the Restricted Stock Unit Award Agreement by and between the Company and Consultant, dated as of the date hereof (the “Award Agreement”), as attached hereto. No withholding or deduction from any amounts payable under the Award Agreement shall be made by the Company. It is intended that Consultant shall be solely responsible for the payment of any federal, state, local or other taxes, including but not limited to, estimated taxes and self-employment taxes, as well as any interest or penalties which may be assessed, imposed or incurred as a result of the compensation paid under this Section 4.
          5. Termination.
          (a) Termination of this Agreement. This Agreement shall terminate at the earliest to occur of the following: (i) the date on which the Company delivers written notice to Consultant that the Company is terminating the consulting relationship because of a “Disability” (as defined below); (ii) the date of Consultant’s death; (iii) the date on which the Company delivers written notice to Consultant that the Company is terminating the consulting relationship for “Cause” (as defined below) or without Cause; or (iv) the date on which Consultant delivers written notice to the Company that the Consultant is terminating the consulting relationship for any reason or for no reason.
          (b) Benefits Upon Termination. Upon a termination of the consulting relationship, the Equity Grant shall be subject to the applicable treatment set forth in the Award Agreement. Other than as set forth in the immediately preceding sentence, Consultant shall not be entitled to any payments or benefits upon a termination of this Agreement.
          (c) Certain Definitions.
               (i) An “affiliate” of, or a person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.
               (ii) “Cause” means (A) conviction of a felony or crime of dishonesty, or, (B) with respect to the Company, any subsidiary of the Company, Iron Horse Acquisition Holding LLC (“Iron Horse”) or any affiliate of the Company (excluding, the Company and its subsidiaries and Iron Horse) that engages Consultant as an employee or consultant (collectively, “Affiliated Engagers”), (1) fraud, (2) violation of a material rule or policy applicable to the Consultant, (3) willful breach or neglect of any reasonable assignment of duties, (4) failure to comply with any reasonable request relating to consulting services made by the Company, its subsidiaries, Iron Horse or any Affiliated Engager, and with respect to Consultant’s status as an employee with any Affiliated Engager, failure to comply with a direction from a senior officer or the board of directors of such affiliate, (5) violation of any restrictive covenants contained in any agreement entered into between the Consultant and the Company or any Affiliated Engager (including without limitation, the Award Agreement), or (6) willful breach of fiduciary duties as a member of the board of directors of the Company, any of its subsidiaries, Iron Horse or any Affiliated Engager, if applicable.
               (iii) “Disability” means, as determined by the Board in good faith, Consultant’s inability, due to disability or incapacity, to perform all of Consultant’s duties under this Agreement or under any other agreement(s) between the Company and Consultant for (A) periods aggregating one hundred eighty (180) days, whether or not continuous, in any continuous period of three hundred and sixty five (365) days or, (B) where Consultant’s absence is adversely affecting the performance of the Company in a significant manner, periods greater than ninety (90) days and Consultant is unable to resume Consultant’s duties on a full time basis within ten (10) days after receipt of written notice of the Board’s determination under this clause (B).
          6. Severability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect.
          7. Entire Agreement. The provisions contained herein constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede any and all prior agreements, understandings and communications between the parties, oral or written, with respect to such subject matter.
          8. Modifications. Any waiver, alteration, amendment or modification of any provisions of this Agreement shall not be valid unless in writing and signed by each party hereto.
          9. Assignment; Binding Effect. Neither party may assign any of its or his rights or delegate any of its or his duties under this Agreement without the written consent of the other party and any attempted assignment in violation of this provision shall be void. Subject to the foregoing limitations, this Agreement shall be binding upon and inure to the benefit of the successors-in-interest and permitted assigns of the parties hereto.
          10. Notices. All notices and other communications required or permitted under this Agreement shall be made in writing and shall be deemed given if delivered personally, sent by nationally recognized overnight courier service or by facsimile. Any notice or other communication shall be deemed given on the date of delivery, or on the date one (1) business day after it shall have been given to a nationally-recognized overnight courier service.
          11. Choice of Law. This Agreement shall be governed by and construed in accordance with the law of the State of Florida, without regard to conflicts of laws principles thereof.
          12. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
          13. Counterparts. This Agreement may be executed in one or more counterparts, which shall, collectively and separately, constitute one agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Consultant

Florida East Coast Industries, Inc.
By:
Name:
Title:

[Signature Page to Consulting Agreement]

Schedule
A Consulting Agreement, substantially in the form to which this Schedule is attached, has been entered into with the following individuals:
1. John E. Giles

2. Clyde Preslar

3. David Rohal

4. Paul Lundberg

5. Charles Patterson

6. Scott G. Williams

7. David Novak